Contact:	Clint Severson	Lytham Partners, LLC
	Chief Executive Officer	Joe Dorame, Robert Blum and Joe Diaz
	Abaxis, Inc. 510-675-6500	602-889-9700

ABAXIS REPORTS RECORD REVENUES FOR
THE FOURTH QUARTER AND FISCAL 2010

Union City, California – April 29, 2010 - ABAXIS, Inc. (NasdaqGS: ABAX), a medical products company manufacturing point-of-care blood analysis systems, today reported financial results for the fiscal quarter and the fiscal year ended March 31, 2010.

Record quarterly and fiscal 2010 highlights include:
•	Revenues of $33.7 million for the fourth quarter, up 28% over last year’s comparable quarter, and $124.6 million for fiscal 2010, up 18% year-over-year.
•	North America revenues of $27.6 million for the fourth quarter, up 24% over last year’s comparable quarter, and $101.4 million for fiscal 2010, up 15% year-over-year.
•	Veterinary market sales of $25.0 million for the fourth quarter, up 28% over last year’s comparable quarter, and $92.4 million for fiscal 2010, up 25% year-over-year.
•	Total medical reagent disc sales of 582,000 units for the fourth quarter, up 41% over last year’s comparable quarter, and 1.9 million units for fiscal 2010, up 10% year-over-year.
•	Total medical and veterinary reagent disc sales of 1.5 million units for the fourth quarter, up 14% over last year’s comparable quarter, and 5.7 million units for fiscal 2010, up 9% year-over-year.
•	Total medical and veterinary reagent disc sales of $19.1 million for the fourth quarter, up 12% over last year’s comparable quarter, and $72.0 million for fiscal 2010, up 12% year-over-year.
Other quarterly and fiscal 2010 highlights include:
•	Total medical and veterinary instrument sales of 1,065 units for the fourth quarter, up 49% over last year’s comparable quarter, and 4,036 units for fiscal 2010, up 29% year-over-year.
•	Cash, cash equivalents and investments as of March 31, 2010 of $96.5 million, compared to $74.9 million as of March 31, 2009.

Quarterly Results:  For the fiscal quarter ended March 31, 2010, Abaxis reported revenues of $33.7 million, as compared with revenues of $26.3 million for the comparable period last year, an increase of 28 percent.  Revenues from instrument sales, which include chemistry analyzers, hematology instruments, coagulation analyzers and i-STAT analyzers, increased by an aggregate of $2.0 million, or 36 percent, over the same period last year.  The company reported total medical and veterinary instrument sales of 1,065 units, up 49 percent over the same period last year.  Revenues from consumables, which include reagent discs, hematology reagent kits, coagulation cartridges, i-STAT cartridges and heartworm rapid tests, increased by an aggregate of $5.1 million, or 27 percent, over the same period last year.  The company reported net income of $2.6 million for the fiscal quarter ended March 31, 2010, which was flat in comparison to the same period last year.  The company’s effective tax rate in the quarter ended March 31, 2010 was 41 percent, compared to 40 percent for the same period last year.  The company reported diluted net income per share of $0.12 (calculated based on 22,725,000 shares) for the fourth quarter of fiscal 2010, compared to $0.12 per share (calculated based on 22,302,000 shares) for the same period last year.

Fiscal 2010 Results:  For the fiscal year ended March 31, 2010, Abaxis reported revenues of $124.6 million, as compared with revenues of $105.6 million for the prior year, an increase of 18 percent.  Revenues from instrument sales increased by an aggregate of $593,000, or 2 percent, over the prior year.  The company reported total medical and veterinary instrument sales of 4,036 units, up 29 percent over the prior year.  Revenues from consumables increased by an aggregate of $16.7 million, or 24 percent, over the prior year.  The company reported net income of $13.0 million, compared to $12.0 million for the prior year.  The company’s effective tax rate in the fiscal year ended March 31, 2010, was 39 percent, compared to 37 percent for the prior year.  The company reported diluted net income per share of $0.58 (calculated based on 22,606,000 shares) for fiscal 2010, compared to $0.54 per share (calculated based on 22,324,000 shares) for fiscal 2009.

Other Reported Information:  Consumables revenues for the fourth quarter of fiscal 2010 were $23.8 million, up 27 percent over the $18.7 million reported for the same period last year.  Total sales in the medical market for the fourth quarter of fiscal 2010 were $6.9 million, an increase of 36 percent compared to the same period last year. Medical sales worldwide, excluding sales to the U.S. government, during the fourth quarter of fiscal 2010 were $6.3 million, an increase of 42 percent compared to the same period last year.  Total sales in the veterinary market for the fourth quarter of fiscal 2010 were $25.0 million, an increase of 28 percent compared to the same period last year.  Veterinary reagent disc sales for the fourth quarter of fiscal 2010 were $14.0 million, an increase of 6 percent compared to the same period last year.

Non-cash compensation expense recognized for share-based awards during the fourth quarter of fiscal 2010 was $1.6 million, compared to $443,000 for the same period last year.  Non-cash compensation expense recognized for share-based awards in the fiscal year ended March 31, 2010 was $5.3 million, compared to $1.7 million for the same period last year.

Clint Severson, chairman and chief executive officer of Abaxis, commented, “Fiscal 2010 was another solid year for Abaxis.  While macro-economic conditions continued to be challenging throughout the year, we achieved double-digit growth in revenues, expanded our installed instrument base in both our veterinary and medical markets and achieved record reagent discs sales.  The fourth quarter was a solid contributor to the results for the fiscal year with strong double-digit growth in sales of all instrument categories as well as reagent discs sales.  During the quarter, we did incur higher costs related to the introduction of new products in veterinary market.  However, we believe that we will benefit in the coming years with a wider palette of products to serve our customers.  All in all, we are very pleased with the financial and operational results for the fourth quarter and the fiscal year.”

Mr. Severson continued, “As we move into the new fiscal year, we are better positioned to operate even more efficiently going forward.  Throughout fiscal 2010, we took a number of important steps to improve on the quality of our offerings and to support our customers at a world-class level.  We believe that the instruments we produce today are the most accurate and reliable in the history of the company.  Our customers, across all medical and veterinary practices, now benefit from the advanced engineering that is the hallmark of all Abaxis products, and they are better served by a sales, marketing and customer support regime that is second to none in the industry.  We look forward to continue to grow our business and serve our customers in 2010 and beyond.”

Conference Call
Abaxis has scheduled a conference call to discuss its results at 4:15 p.m. Eastern Time on Thursday, April 29, 2010.  Participants can dial (877) 317-6789 or (412) 317-6789 to access the conference call, or can listen via a live Internet web cast, which is available in the Investor Relations section of the company’s website at http://www.abaxis.com.  A replay of the call is available by visiting http://www.abaxis.com for the next 30 days or by calling (877) 344-7529 or (412) 317-0088, access code 440020, through May 3, 2010.  This press release is also available prior to and after the call via Abaxis’ website or the Securities and Exchange Commission’s website at http://www.sec.gov.

About Abaxis
Abaxis develops, manufactures and markets portable blood analysis systems for use in any veterinary or human patient-care setting to provide clinicians with rapid blood constituent measurements.  The system consists of a compact, 5.1 kilogram (11.2 pounds), portable analyzer and a series of single-use plastic discs, called reagent discs that contain all the chemicals required to perform a panel of up to 13 tests on veterinary patients and 14 tests on human patients.  The system can be operated with minimal training and performs multiple routine tests on whole blood, serum or plasma samples.  The system provides test results in less than 12 minutes with the precision and accuracy equivalent to a clinical laboratory analyzer.

Use of Non-GAAP Financial Measures
To supplement the financial statements presented in accordance with United States generally accepted accounting principles (GAAP), Abaxis uses the following non-GAAP financial measures:  non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share and non-GAAP operating income per share.  The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  For more information on these non-GAAP financial measures, refer to the tables captioned “Reconciliations of Non-GAAP Results of Net Income to GAAP Measures” and “Non-GAAP Operating Income Per Share” included at the end of this release.

Non-GAAP Net Income and Non-GAAP Net Income per Share.  Abaxis defines non-GAAP net income and non-GAAP net income per share as net income plus share-based compensation.  Abaxis uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons.  Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Abaxis’ performance and liquidity by excluding certain expenses that may not be indicative of its recurring core business operating results or operating performance, by excluding non-cash charges, such as share-based compensation.

Non-GAAP Operating Income per Share.  Abaxis defines non-GAAP operating income per share as operating income divided by the weighted average outstanding shares.  Management uses this measure in comparing Abaxis’ operating results with historical performance and believes it provides meaningful and comparable information to management and investors to assist in their review of Abaxis’ performance relative to prior periods and its competitors.

This press release includes, and our conference call will include, statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), including but not limited to statements related to Abaxis’ cash position, financial resources and potential for future growth, market acceptance of new or planned product offerings, process improvements and product manufacturing quality and efficiencies in future production of our products.  Abaxis claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act.  These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” “anticipates,” or words of similar import, and do not reflect historical facts.  Specific forward-looking statements contained in this press release or in Abaxis’ conference call may be affected by risks and uncertainties, including, but not limited to, those related to the market acceptance of the company’s products and the continuing development of its products, required United States Food and Drug Administration clearance and other government approvals, risks associated with manufacturing and distributing its products on a commercial scale free of defects, risks related to the introduction of new instruments manufactured by third parties, risks associated with entering the human diagnostic market on a larger scale, risks related to the protection of the company’s intellectual property or claims of infringement of intellectual property asserted by third parties, risks related to condition of the United States economy, risks involved in carrying of inventory and other risks detailed under “Risk Factors” in Abaxis’ Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2009 and Abaxis’ other periodic reports filed from time to time with the United States Securities and Exchange Commission.  Forward-looking statements speak only as of the date the statements were made.  Abaxis does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Financial Tables on Following Pages

ABAXIS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2010	2009	2010	2009

Revenues	$33,665	$26,338	$124,557	$105,562
Cost of revenues	14,845	11,663	52,435	46,937
Gross profit	18,820	14,675	72,122	58,625
Operating expenses:
Research and development	2,686	2,245	10,688	8,361
Sales and marketing	8,710	6,330	30,138	24,712
General and administrative	2,782	1,902	10,521	7,757
Total operating expenses	14,178	10,477	51,347	40,830
Income from operations	4,642	4,198	20,775	17,795
Interest and other income (expense), net	(165)	131	630	1,271
Income before income tax provision	4,477	4,329	21,405	19,066
Income tax provision	1,837	1,745	8,382	7,053
Net income	$2,640	$2,584	$13,023	$12,013
Net income per share:
Basic net income per share	$0.12	$0.12	$0.59	$0.55
Diluted net income per share	$0.12	$0.12	$0.58	$0.54

Shares used in the calculation of net income per share:
Weighted average common shares outstanding - basic	22,081	21,912	22,021	21,826
Weighted average common shares outstanding - diluted	22,725	22,302	22,606	22,324

ABAXIS, INC.
Condensed Consolidated Balance Sheets
(Unaudited and in thousands)

	March 31,	March 31,
	2010	2009
Current assets:
Cash and cash equivalents	$27,857	$49,237
Short-term investments	32,343	20,776
Receivables, net	23,962	21,983
Inventories	19,067	15,735
Prepaid expenses	1,340	957
Net deferred tax asset, current	3,773	4,676
Total current assets	108,342	113,364
Long-term investments	36,319	4,886
Property and equipment, net	15,544	14,798
Intangible assets, net	4,600	5,175
Net deferred tax asset, non-current	2,935	2,464
Other assets	76	24
Total assets	$167,816	$140,711

Current liabilities:
Accounts payable	$9,404	$3,963
Accrued payroll and related expenses	5,615	3,698
Accrued taxes	400	34
Other accrued liabilities	1,256	1,116
Deferred revenue	1,157	1,024
Warranty reserve	1,183	1,714
Total current liabilities	19,015	11,549

Non-current liabilities:
Deferred rent	163	137
Deferred revenue	1,359	1,550
Warranty reserve	160	583
Total non-current liabilities	1,682	2,270

Shareholders' equity:
Common stock	125,050	117,846
Retained earnings	22,069	9,046
Total shareholders' equity	147,119	126,892
Total liabilities and shareholders' equity	$167,816	$140,711

ABAXIS, INC.
Reconciliations of Non-GAAP Results of Net Income to GAAP Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31, 2010			Three Months Ended March 31, 2009
	GAAP Results	Share-based Compensation (1)	Non-GAAP Results	GAAP Results	Share-based Compensation (2)	Non-GAAP Results

Revenues	$33,665	$-	$33,665	$26,338	$-	$26,338
Cost of revenues	14,845	(131)	14,714	11,663	(44)	11,619
Gross profit	18,820	131	18,951	14,675	44	14,719
Operating expenses:
Research and development	2,686	(260)	2,426	2,245	(62)	2,183
Sales and marketing	8,710	(371)	8,339	6,330	(107)	6,223
General and administrative	2,782	(862)	1,920	1,902	(230)	1,672
Total operating expenses	14,178	(1,493)	12,685	10,477	(399)	10,078
Income from operations	4,642	1,624	6,266	4,198	443	4,641
Interest and other income (expense), net	(165)	-	(165)	131	-	131
Income before income tax provision	4,477	1,624	6,101	4,329	443	4,772
Income tax provision	1,837	530	2,367	1,745	179	1,924
Net income	$2,640	$1,094	$3,734	$2,584	$264	$2,848
Net income per share:
Basic net income per share	$0.12		$0.17	$0.12		$0.13
Diluted net income per share	$0.12		$0.16	$0.12		$0.13

Shares used in the calculation of net income per share:
Weighted average common shares outstanding - basic	22,081		22,081	21,912		21,912
Weighted average common shares outstanding - diluted	22,725		22,725	22,302		22,302
__________
(1) To eliminate share-based compensation and related income tax effect recorded in the three months ended March 31, 2010.
(2) To eliminate share-based compensation and related income tax effect recorded in the three months ended March 31, 2009.

	Year Ended March 31, 2010			Year Ended March 31, 2009
	GAAP Results	Share-based Compensation (3)	Non-GAAP Results	GAAP Results	Share-based Compensation (4)	Non-GAAP Results

Revenues	$124,557	$-	$124,557	$105,562	$-	$105,562
Cost of revenues	52,435	(374)	52,061	46,937	(152)	46,785
Gross profit	72,122	374	72,496	58,625	152	58,777
Operating expenses:
Research and development	10,688	(849)	9,839	8,361	(240)	8,121
Sales and marketing	30,138	(1,255)	28,883	24,712	(508)	24,204
General and administrative	10,521	(2,859)	7,662	7,757	(843)	6,914
Total operating expenses	51,347	(4,963)	46,384	40,830	(1,591)	39,239
Income from operations	20,775	5,337	26,112	17,795	1,743	19,538
Interest and other income (expense), net	630	-	630	1,271	-	1,271
Income before income tax provision	21,405	5,337	26,742	19,066	1,743	20,809
Income tax provision	8,382	1,741	10,123	7,053	704	7,757
Net income	$13,023	$3,596	$16,619	$12,013	$1,039	$13,052
Net income per share:
Basic net income per share	$0.59		$0.75	$0.55		$0.60
Diluted net income per share	$0.58		$0.74	$0.54		$0.58
Shares used in the calculation of net income per share:
Weighted average common shares outstanding - basic	22,021		22,021	21,826		21,826
Weighted average common shares outstanding - diluted	22,606		22,606	22,324		22,324
__________
(3) To eliminate share-based compensation and related income tax effect recorded in the fiscal year ended March 31, 2010.
(4) To eliminate share-based compensation and related income tax effect recorded in the fiscal year ended March 31, 2009.

Non-GAAP Operating Income Per Share
(In thousands, except per share data)
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Shares used in the calculation of operating income per share (non-GAAP):
Weighted average common shares outstanding - basic	22,081	21,912	22,021	21,826
Weighted average common shares outstanding - diluted	22,725	22,302	22,606	22,324

Non-GAAP operating income per share - basic	$0.21	$0.19	$0.94	$0.82
Non-GAAP operating income per share - diluted	$0.20	$0.19	$0.92	$0.80

Revenues by Geographic Region
(In thousands)
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
North America	$27,599	$22,241	$101,391	$87,801
International	6,066	4,097	23,166	17,761
Total revenues	$33,665	$26,338	$124,557	$105,562

Revenues by Customer Group
(In thousands)
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Medical Market	$6,896	$5,077	$24,176	$24,796
Veterinary Market	25,015	19,581	92,411	74,046
Other	1,754	1,680	7,970	6,720
Total revenues	$33,665	$26,338	$124,557	$105,562